                                                                                        Exhibit 5.1 and 23.1

101 South Queen Street
Martinsburg, West Virginia  25401
(304) 263-0836

7000 Hampton Center, Suite K
Morgantown, West Virginia  26505
(304) 285-2500

333 West Vine Street, Suite 1700
Lexington, Kentucky  40507-1639
(859) 252-2202
BOWLES RICE LOGO 600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	480 West Jubal Early Drive Suite 130 Winchester, Virginia 22601 (540) 723-8877 5th Floor, United Square 501 Avery Street Parkersburg, West Virginia 26101 (304) 485-8500

Sandra M. Murphy Telephone — (304) 347-1131 Facsimile — (304) 343-3058	September 15, 2008	E-Mail Address: smurphy@bowlesrice.com

The Board of Directors Summit Financial Group, Inc. 300 North Main Street Moorefield, West Virginia 26836

Re:       Dividend Reinvestment Plan

Ladies and Gentlemen:

This letter is delivered to you in connection with the actions taken and proposed to be taken by Summit Financial Group, Inc., a West Virginia corporation (the “Company”), with respect to the offer and sale from time to time pursuant to the Summit Financial Group, Inc. Dividend Reinvestment Plan (the “Plan”), of up to 500,000 shares of the Company’s common stock, par value $2.50 per share (the “Shares”).  As counsel to the Company, we have reviewed the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

Based upon such examination, it is our opinion that the Shares, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.  The foregoing opinion is limited to the laws of the State of West Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

Very truly yours,

BOWLES RICE MCDAVID GRAFF & LOVE LLP

By:  /s/ Sandra M. Murphy
        Sandra M. Murphy